Exhibit 99.1

Remarks of the Executive Chairman and the Chief Executive
for the Annual Meeting of Stockholders
October 14, 2015

EXECUTIVE CHAIRMAN:

Good morning, ladies and gentlemen.  I am Rupert Murdoch, Executive Chairman of News Corporation.  It is my pleasure to welcome all of you to the 2015 Annual Meeting of Stockholders of News Corporation.  Before calling this meeting to order, I hope you will just permit me some remarks about the performance of the Company and our aspirations for the future.

News Corp is today more digital, more diverse and more global than it was in 2013.

We are a more profitable company, with higher free cash flow.

We invested in businesses that we believe provide a strong foundation for growth and divested businesses that are non-core or fell short of our goals.

Our exceptional brands and mastheads continue to be digitally reborn, even as the power of print endures; we are making sure our content is contemporary and portable across platforms and geographies in this era of extreme disruption.

We produce great journalism, and make it easily available through new apps and customer loyalty programs.

We face challenges in the ad marketplace, particularly in print in Britain and Australia.

We are addressing the advertising headwinds head-on, by reinvesting in high quality content, and expanding our digital offerings with an increased focus on data.

But the US remains a bright spot.  In particular, there is the strong performance of the Wall Street Journal, with advertisers recognizing the power of the Journal's outstanding journalism and its extraordinarily valuable audience.

This is evident in both print and digital.

Today, the Journal is more than a newspaper – it is a powerful platform, which can be leveraged across the company to the advantage of a number of our businesses.

Dow Jones has revamped Factiva and launched Mansion Global.com and we continue to develop more product lines.

In November, we bought Move Inc, which operates realtor.com, where we have already increased traffic by 40 percent in just six months.

This makes us, together with REA, one of the biggest digital real estate businesses in the world.

Fiction publisher Harlequin is giving HarperCollins the ability to publish historic and popular books in more places and languages.

HarperCollins had a very successful year and we remain optimistic about its long-term potential, though we are aware of the industry softness in ebooks.

We are making prudent investments in the Indian technology market, which shows really great promise.

India's VCCircle and BigDecisions.com are two recent examples.  They join Ireland's Storyful, Canada's Checkout 51 and the UK's Unruly - all pioneering start-ups we acquired to extend our digital and global reach, particularly in the mobile and video worlds.

We are in a strong financial position to grow great franchises, including Foxtel and Fox Sports in Australia.

Two years in, we have delivered on our operational targets despite uneven economic conditions and extremely volatile currency headwinds.

Finally, I would like to thank our employees, our readers and audiences, our many advertisers, clients and partners, and of course you, our investors, without whom none of this would be possible.

I'd now like to call to the podium our Chief Executive of News Corporation, Robert Thomson, who will have a few words of his own about the state of our Company.

CHIEF EXECUTIVE:

Two years into our journey as the new News Corp, as Rupert has just articulated, we have traveled far, acquiring fast-growing businesses, developing powerful digital platforms and extending our geographic reach. These were the goals we outlined when our company was christened, and while we are on track thus far, we are certainly not complacent about the task and the toil ahead.

For Fiscal 2015, reported segment EBITDA rose 11 percent to $852 million on higher revenues, despite global economic and financial volatility, and fluky currency headwinds that have buffeted many a company with substantial international operations.  Free cash flow available to News Corp also improved.  Our stated aim was to extend our expertise and that has been illustrated by the acquisitions made over the past two years, in particular, that of realtor.com, as Rupert just alluded. The company's success with REA in Australia, where our newspapers played a pivotal role in building that property platform, provided a template for the rapid expansion of the site here in the US.

At this time last year, realtor.com was a third place site in the emerging US digital real estate market and the slowest growing.  In recent months, it has become the second largest and the fastest growing, with total mobile traffic up over 70 percent, year-over-year.  In the fourth quarter, the site had 45 million monthly unique visitors, each of whom viewed an average of 25 pages.  We have really made clear our expectations that the site will be EBITDA positive this year.  It should be noted that the fastest growing section of the site is news and analysis, where traffic is running over 200 per cent higher this year.

That particular metric highlights the complementarity of our platforms and the importance of repurposing content, software, data and ideas, at least those ideas with proven relevance and resonance. That principle was behind the acquisition of Harlequin books, which has an international infrastructure that has broadened the reach of HarperCollins authors. There is also an emotional intelligence at Harlequin, which is of value to HarperCollins and our other companies in assessing the potential and the presentation of works in countries and cultures beyond our traditional expertise.

Harlequin has a colorful history dating from 1908, but two of our acquisitions, Storyful and Unruly, are more contemporary in character. The former is using journalistic nous in authenticating video and providing business intelligence for companies, while the latter deploys a unique algorithm to track and optimize the virality of video advertising. Both companies are enhancing the value of our audiences and providing needed services to corporate clients seeking to divine the real from the surreal in social media.

As we recently announced, News Corp has sold its Amplify digital education businesses. Our investment in Amplify created a digital curriculum and techniques whose value to students and schools will stretch far into the future. We want to thank the employees and leadership at Amplify who contributed to the development of their profoundly important products and we are confident that they will flourish in an evolving sector of both commercial and social significance.

Our team at Dow Jones is worthy of special mention, with recent improvements in print and digital advertising and circulation revenue at The Wall Street Journal, all at a time when competitors, new and old, are struggling to make ends meet. The Journal is expanding its magazine and real estate franchise, has developed a new app to target specialist readers in the UK and began the release of a portfolio of WSJ Pro products, which will provide a higher-level of business and economic expertise for a higher price.

In Australia, Fox Sports has increased advertising revenue, an area that was in need of renovation, and is partnering with our Australian mastheads, which are developing a program to show advertisers that our reach will bring them revenues. It should be noted that in an era in which there is much debate over the "viewability" of digital ads and video, newspaper advertising is 100 percent viewable and is enduring, not evanescent. And ad blockers don't work in print.

Foxtel has lowered prices in a renewed push for more subscribers, and is rolling out, with particular vigor, Triple Play and Presto, its subscription video on demand product.  We believe our recent agreement with the AFL on expanded broadcast and digital rights has put Foxtel and Fox Sports in a strong position for years to come.

In the UK, The Times gained market share through innovative products and new pricing, while The Sun has renewed energy under its new Editor-in-Chief. The new leadership team at News UK, Rebekah Brooks and David Dinsmore, is also overseeing the integration of Unruly into the broader company, providing an important injection of energy, while also offering our advertising clients cutting-edge intelligence about the effectiveness of their campaigns.

At News America Marketing, we are focused on prudently driving its digital offering, as evidenced by our acquisition of Checkout 51, which represents a leap forward in NAM's mobile first strategy. We will be using MarketWatch and the New York Post platforms to drive downloads of the Checkout 51 app, in the same way that our mastheads were powerful drivers of realtor.com traffic and brand building. Checkout 51 will itself provide sophisticated consumer metrics that will be of particular benefit to our external clients and our internal marketing.

We are proud of the provenance of our company, whose long-cultivated skills and energy and curiosity are assisting in the present-day development of our businesses.  Our companies' complementarity is clearly a great commercial advantage but our greatest advantage is a decades-long value system that is itself of enormous value.

We plan to continue our strategy of balancing capital returns with prudent investment so that we realize our goal of long-term growth and value creation.  As you know, we initiated a semi-annual cash dividend this year, and began repurchasing shares under our buyback program.  With stable revenues, EBITDA growth and robust free cash flow in Fiscal 2015, we are optimistic about the long term, and we look to continue building the business for the benefit of all our customers, our employees and our shareholders.

We thank you for your support as we continue our fruitful journey together.  Thank you.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to risks, uncertainty and changes in circumstance. Important factors could cause actual results to differ materially from those expressed or implied by the forward-looking statements and should be considered in evaluating the outlook of the Company. Risks and uncertainties are detailed from time to time in News Corporation's filings with the Securities and Exchange Commission, including News Corporation's Form 10-K for the fiscal year ended June 30, 2015. News Corporation is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.